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                                                                     EXHIBIT 5.1

[Velocity Express Corporation Letterhead]

Velocity Express Corporation
7803 Glenroy Road, Suite 200
Minneapolis, Minnesota 55439

                                 October 1, 2003

        Re: Velocity Express Corporation Registration Statement on Form S-3 Rights Offering of Series I Preferred Stock

Ladies and Gentlemen:

        I am the General Counsel and Secretary of Velocity Express Corporation, a Delaware corporation (the "Company") and have acted as counsel to the Company in connection with the registration by the Company on a registration statement on Form S-3 (the "Registration Statement") of (i) non-transferable subscription rights (the "Rights") distributed in connection with a rights offering (the "Rights Offering") by the Company to the holders of record of its outstanding capital stock, including its Common Stock, par value $0.004 per share ("Common Stock"), its Series B Convertible Preferred Stock, par value $0.004 per share, its Series C Convertible Preferred Stock, par value $0.004 per share, its Series D Convertible Preferred Stock, par value $0.004 per share, its Series F Convertible Preferred Stock, par value $0.004 per share, its Series G Convertible Preferred Stock, par value $0.004 per share, and its Series H Convertible Preferred Stock, par value $0.004 per share (collectively the "Holders"); (ii) up to 8,409,091 shares of the Company's Series I Convertible Preferred Stock, par value $0.004 per share ("Series I Preferred"), issuable upon the exercise of the Rights; and (iii) up to 84,090,910 shares of Common Stock issuable upon conversion of the Series I Preferred Stock.

        I have examined such documents and reviewed such questions of law as I have considered necessary and appropriate for purposes of this opinion.

        In rendering the opinions set forth below, I have assumed, without verification, the authenticity of all documents submitted to me as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to me as copies. I have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to my opinions, I have relied, to an extent I deemed appropriate, upon certificates of officers of the Company and of public officials. To the extent that I have relied on certificates of public officials, I have assumed the same to have been properly given and to be accurate.

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October 1, 2003
Page 2

        Based on the foregoing, I am of the opinion that:

        1. The issuance of the Rights has been duly authorized by all requisite corporate action and when the Rights are distributed to the Holders as contemplated in the Registration Statement, they will be validly issued.

        2. The issuance and sale of the Series I Preferred upon exercise of the Rights have been duly authorized by all requisite corporate action and when (i) the Holders of the Rights have complied with the terms of the Rights in connection with the exercise thereof, and (ii) certificates representing the Series I Preferred in the form of the specimen certificate examined by me have been signed by an authorized officer of the Company and countersigned and registered by the transfer agent, and have been delivered against payment therefore in the manner described in the Registration Statement, the Series I Preferred will be validly issued, fully paid and nonassessable.

        3. The issuance of the Common Stock upon conversion of the Series I Preferred have been duly authorized by all requisite corporate action and when issued pursuant to the terms of the Series I Preferred, will be validly issued, fully paid and nonassessable.

        My opinions set forth above are subject to the following qualifications and exceptions:

        (a) My opinions are subject to the effect of any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws of general application relating to or affecting creditors' rights.

        (b) My opinions are subject to the effects of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

        (c) In rendering my opinions set forth above, I have assumed that at the time of issuance of the Rights, the Series I Preferred and the Common Stock upon conversion of the Series I Preferred, the Registration Statement is effective under the Securities Exchange Act of 1933, as amended (the "Act") and continues to be effective.

        My opinion expressed above is limited to the laws of the State of Minnesota and the federal laws of the United States of America.

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October 1, 2003
Page 3

        I hereby consent to the filing of this opinion with the Securities Exchange Commission as an exhibit to the Registration Statement and to the reference of myself under the caption "Legal Matters" in the Prospectus constituting part of the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                                             Very truly yours,

                                             /s/ Wesley Fredenburg
                                             -----------------------------------
                                             Wesley Fredenburg
                                             General Counsel and Secretary

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